Exhibit 23.3

Ernst & Young (Israel) Ltd 3 Aminadav St. Tel-Aviv 67067, Israel
Tel. 972 (3)6232525 Fax 972 (3)5622555 www.ey.com/il
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) of Orbit/Fr Inc. of our report dated March 31, 2009, with respect to the financial statements of Orbit/Fr Engineering, Ltd. for the year ended December 31, 2008, included in the Annual Report (Form 10-K) or Orbit/Fr Inc. for the year ended December 31, 2009.

Kost, Forer, Gabbay & Kasierer
A member of Ernst & Young Global

Tel-Aviv, Israel
March 25, 2010